SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-0001

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: October 5, 2000

AMERICAN EAGLE OUTFITTERS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-23760	13-2721761

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NUMBER)

150 Thorn Hill Drive
Warrendale, PA 15086-7528
(724) 776-4857
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
INCLUDING AREA CODE OF REGISTRANT'S
PRINCIPAL EXECUTIVE OFFICES)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER ITEMS.

     On October 5, 2000, American Eagle Outfitters, Inc., issued a press release announcing the signing of a definitive agreement with Dylex Limited to purchase its Thriftys, Braemar and National Logistics Services divisions.

     The press release and Purchase Agreement dated October 4, 2000 between Dylex Limited and American Eagle Outfitters, Inc. are included as exhibits to this Form 8-K and are incorporated herein by this reference.

ITEM 7. EXHIBITS.

(C)	EXHIBITS.
Exhibit No.	Description
99(a)	Press release, dated October 5, 2000.
99(b)	Purchase Agreement dated as of October 4, 2000 between Dylex Limited and American Eagle Outfitters Canada Inc. and American Eagle Outfitters, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Date: October 16, 2000	By: /s/ Dale E. Clifton

Dale E. Clifton
Vice President, Controller, and Chief Accounting Officer

     EXHIBIT INDEX

Exhibit No.	Description
99(a)	Press release, dated October 5, 2000.
99(b)	Purchase Agreement dated as of October 4, 2000 between Dylex Limited and American Eagle Outfitters Canada Inc. and American Eagle Outfitters, Inc.